Exhibit 10.1

AGREEMENT

This contract dated June 8th, 2010 is made between Jason Livingston (referred to as the “Mr. Livingston”), and Asset Recovery of America, LLC, whose address is 27 Fletcher Avenue, Sarasota, Florida 34237 (referred to as the “ARA”).

1.

EMPLOYMENT.

ARA hereby employs Mr. Livingston to serve as Demolition Manager for ARA and Mr. Livingston hereby accepts such employment in accordance with the terms and conditions of this contract.

2.

TERM OF EMPLOYMENT.

The term of employment shall begin June 8th, 2010, and extend to May 31, 2013.

3.

DUTIES OF MR. LIVINGSTON.

A.

Licenses. Mr. Livingston shall transfer to ARA the following licenses:

i.

Certified General Contractor’s License

ii.

Contractor General Manager Asbestos License

B.

Job Assignment. The duties of Mr. Livingston are as follows:

i.

Seek out, identify and evaluate possible demolition projects.

ii.

Negotiate, estimate, plan and conduct demolition operations for ARA demolition projects, and obtain all wavers, permissions, allowances and other things required physically and regulatory for such projects.

iii.

Supply estimates of all expenses, expenditures, revenues and receipts of funds relating to the project so that they may be entered into ARA’s accounting and financial system so that ARA can move forward to define and commence the project.

iv.

Supply all invoices, bills, and all other documents relating to actual or projected expenses, expenditures, revenues and receipts relating to the designated project.

v.

Prepare the bids for ARA demolition projects.

vi.

Provide or obtain all things necessary to conduct ARA demolition projects, including, equipment, machinery, vehicles, personnel and sub-contractors and all other things necessary for the designated project not specifically required to be provided by ARA.

vii.

Provide, immediately upon receipt or generation copies of all daily inspections, worksheets, and any other appropriate paperwork generated on or by the project or of the receipt of information customarily communicated in such manner.

 viii.

Refrain from making any material changes to the contracts executed between ARA and the demolition customer, which changes cause the project expenses to exceed the amount budgeted for same and refrain from making any material promises or representations to the demolition customer without the knowledge and consent of the designated supervisor for Jason Livingston.

ix.

Comply with all applicable laws, rules, regulations and other governmental requirements and the letter and spirit of this contract of employment.

x.

Conduct himself at all times in a manner that reflects favorably upon the reputation of ARA and Resource Exchange of American, Corp. (REAC) for quality service, honesty, and fair dealing.

xi.

Inform your supervisor immediately, in writing, of all matters that might be material in any way to any project, the operations of ARA or REAC or the demolition customer whether or not you have or do not have an opinion as to whether such information is already known by ARA or REAC or is important to be known by ARA or REAC.

xii.

Execute any assignments or other documents necessary to authorize and empower ARA or REAC to perform demolition services for a demolition customer, and/or receive and process payments and receive and pay expenses agreed upon by ARA or REAC and the demolition customer.

xiii.

Perform and/or supervise pre-demolition services, including the following:

a. Conduct all necessary surveys, including, but not limited to

I. Asbestos

II. Ground

b. Advise company as to results and provide company with surveys

c. Perform any abatement and/or cleanup that is necessary, such as asbestos abatement

d. Provide all proper and necessary notifications

e. Conduct all permitting services, including applications

f. Secure site, including fences, silt fences, turbidity barriers and tree protection.

xiv.

Perform, conduct and/or supervise demolition services including:

a. Assembling and supervising crews

b. Obtaining machinery

c. Scheduling crews, machinery and equipment

xv. Perform post-construction services, including:

a. Close out permit

b. Turn property back over to owner

c. Prepare post-demolition folder including:

I. Copies of all surveys

II. Clean air reports

III. Leed credits

IV. Notifications

V. Permits

C.

No Other Employment Allowed. Mr. Livingston agrees to devote his best efforts and all of his time and attention exclusively to the job that is the subject of this agreement, except for such vacation periods and other time off as provided in this contract.

D.

Assignment of Duties by ARA. Mr. Livingston shall also perform such different or additional reasonable duties as may be required by ARA from time-to-time or permanently without having any effect upon other terms of this contract.

E

Normal Working Hours. Mr. Livingston is expected to work eight hours per day and forty hours per week Monday through Friday and such reasonable overtime work as ARA may require. The working hours may be determined differently by ARA from time-to-time.

F.

Promoting ARA and REAC. Mr. Livingston shall assist in the reasonable promotion of the good reputation of ARA and REAC by refraining from actions or comments that may hold ARA and/or REAC in a bad light and by engaging in actions and statements that promote the good reputation and welfare of ARA and REAC.

G.

Mr. Livingston may be required to partake in reasonable training in order to properly perform his duties.

H.

Mr. Livingston will make reasonable efforts to resolve any problems or disputes within ARA’s procedures and systems, including, but not limited to the Human Resources Department of ARA.

I.

Mr. Livingston will read and comply with the terms and conditions described in the Company’s Employee Handbook.

J.

Expenses and Facilities. ARA is required to provide an adequate office, facilities, equipment, supplies and storage yard as necessary for Mr. Livingston to properly perform his duties under this contract. ARA is also required to provide Worker’s Compensation Insurance, General Liability Insurance and Pollution Insurance as well as any other insurance required for operations.

4.

COMPENSATION AND REIMBURSEMENTS.

A.

Base Salary. ARA shall pay Mr. Livingston the sum of 87,500.00 per year as salary in accordance with this contract. The payments will be made weekly.

B.

Incentives. In addition to the salary paid to Mr. Livingston, Mr. Livingston shall also participate in Resource Exchange’s quarterly profit sharing incentive, which will be calculated as follows: Mr. Livingston will be paid 10% of the total net profit that Resource Exchange allocates to its profit sharing plan, as described in paragraph 4.C, immediately below, and assuming that the same is legal and practicable considering the goals of both parties to avoid negative tax consequences. Mr. Livingston will also participate in Resource Exchange’s employee stock purchase plan as follows: Mr. Livingston will be issued 75,000 shares on the seventh month anniversary of the date of commencement and 100,000 shares on the 13th, 25th, and 37th month anniversaries of commencement, for a total of 375,000 shares of Resource Exchange’s stock assuming that the same is legal and practicable considering the goals of both parties to avoid negative tax consequences. The strike price of the options has not yet been determined.

C.

Resource Exchange will allocate to its profit sharing plan 5% of Resource Exchange’s net profit before deduction of depreciation and amortization, also referred to in the company’s financial statements at “EBITDA,” assuming that the same is legal and practicable considering the goals of both parties to avoid negative tax consequences.

D.

Transfer of Equipment and Licenses.  Concurrently with the commencement of the employment of Mr. Livingston, Mr. Livingston will transfer to ARA the following licenses and the rights to the profits generated by the following contract in return for $30,000 in funds payable from ARA to Mr. Livingston in 3 equal weekly installments of $10,000, from the sale of scrap metals demolished pursuant to the following contract provided that applications to transfer the following licenses have also been made and further provided that Mr. Livingston shall receive a bonus, up to a maximum of $30,000, which bonus shall be equal to the amount by which the costs of the following demolition job is less than $150,000, provided that ARA has received $100,000 in revenue from scrap metal sales:

- Jason Livingston’s Florida General Contractor’s License

- Jason Livingston’s Florida Asbestos Abatement Supervisor License

- The right to the profits from the contract between Skanska and Harry’s Haul,

LLC for the demolition of the Winter Park 9th Grade Center, Project

Number 238203, provided that ARA shall have the duty to fund the approved expenses associated with said contract and approved by ARA pursuant to the Joint Venture agreement executed between the parties related to same.

E.

ARA will provide Mr. Livingston with an automobile expense reimbursement of 50 cents per mile driven for company business. For travel by other means, the Employee Handbook will control.

5.

HOLIDAYS, VACATIONS AND SICK LEAVE.

A.

Holidays. Mr. Livingston will be entitled to paid holidays as outlined in the company’s Employee Handbook, currently believed to provide for nine paid holidays each year. ARA will notify Mr. Livingston as much in advance as practical with respect to the holiday schedule. The holidays are currently believed to be the following:: New Year’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday following Thanksgiving, Christmas Day, and either Christmas Eve or December 26th. Additional holidays may be allowed in connection with holidays which fall on weekends.

B.

Vacations

i.

Mr. Livingston will be entitled to the number of days of vacation per year, described in the Employee Handbook. Vacation days and holidays not used within the year they accrue will not be carried over to the next year and there will be no remuneration paid to Mr. Livingston for vacation days not used during the year.

ii.

All vacations shall be scheduled subject to the approval of the ARA.

C.

Sick Leave.

i.

Mr. Livingston will be entitled to the number of paid sick days per year described in the Employee Handbook Sick days not used within the year they accrue will not be carried over to the next year and no remuneration will be paid to Mr. Livingston for unused sick days. Sick days may not be taken as personal days or vacation days and are intended only for use when Mr. Livingston is sick.

ii.

Suspension of Compensation. If Mr. Livingston shall become unable to attend to the duties of employment, Mr. Livingston shall be required to use up all sick leave and vacation time in order to receive compensation for the period of illness. Once Mr. Livingston uses up all periods of paid employment, ARA may stop all further payments to Mr. Livingston for salary or bonuses and all other related compensation. ARA will recommence the payment of salaries, bonuses and other compensation at such date as Mr. Livingston shall resume and perform Mr. Livingston’s duties under this contract. The right of ARA as set forth above is in addition to the right of ARA to terminate this contract at any time as set forth herein.

6.

INSURANCE AND RETIREMENT.

Medical, and Retirement Benefits. After a number of days of employment listed in the Employee Handbook, ARA agrees to include Mr. Livingston in the medical and retirement benefit plans that ARA currently provides to its employees, provided, however that Mr. Livingston shall not participate in the retirement benefit plan until they have worked for ARA for the period of time mandated in the Employee Handbook. Mr. Livingston shall refer to the plans for additional information with respect to coverage and handling of all claims. Mr. Livingston’s family is also eligible for this coverage.

7.

TERMINATION OF EMPLOYMENT.

A.

Death of Mr. Livingston. This contract shall terminate upon Mr. Livingston’s death.

B.

At Will Employment. This contract may be terminated by either party on not less than fourteen days advance notice thereof to the other party. However, ARA may terminate the employment hereunder immediately if necessary in its best judgment in order to protect its assets, customers, business or its good name. If Mr. Livingston’s last day of employment is not the last day of the calendar quarter, credits for his share of profits will be adjusted to reflect the change in the length of the last period worked, but will be paid within 20 days following the end of the calendar quarter in which termination occurs. If Mr. Livingston elects to terminate his employment without advance notice, Mr. Livingston will receive no share of profits for the year during which his last day of employment occurs. There will be no payment for unused Vacation Days, Sick Days or Holidays upon termination.

C.

Termination for Cause. If Mr. Livingston violates any of the provisions of this contract or the Employee Handbook, ARA may terminate the employment hereunder immediately without further obligation except to pay Mr. Livingston for compensation earned prior to the termination of this contract. If Mr. Livingston’s last day of employment is not the last day of the calendar quarter, credits for his share of profits will be adjusted to reflect the change in the length of the last period worked, but will be paid within 20 days following the end of the calendar quarter in which termination occurs. There will be no payment for unused Vacation Days, Sick Days or Holidays upon termination.

8.

NOTICES.

All notices by either party to terminate this contract shall be in writing and sent by Certified Mail return receipt requested to the other party as herein provided. Any notices to Mr. Livingston will be given to Mr. Livingston at the last known address of Mr. Livingston.

9.

SEVERABILITY; GOVERNING LAW.

A.

If any clause or provision herein shall be adjudged invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision, which shall remain in full force and effect. The contract shall be governed by the laws of the state of Florida. The parties agree that the Twelfth Judicial Circuit Court in and for Sarasota County, Florida shall have jurisdiction over any dispute which arises under this contract. Each of the parties shall submit and hereby consents to such Court’s exercise of jurisdiction. In any successful action pursuant to this contract, the prevailing party shall be entitled to recover its attorney’s fees and expenses incurred in such action.

B.

Each of the provisions of this contract shall be enforceable independently of any other provisions of this contract and independent of any other claim or cause of action. In the event of any dispute arising under this contract, it is agreed between the parties that the law of the State of Florida will govern the interpretation, validity and effect of this contract without regard to the place of execution or place of performance thereof.

10.

WAIVER OF BREACH.

The waiver by ARA of a beach of any provision of this contract by Mr. Livingston shall not operate or be construed as a waiver of any subsequent or other beach by Mr. Livingston.

11.

ARBITRATION OF DISPUTES.

A.

Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

B.

However, in the event of noncompliance or violation, as the case may be, of any duties relating to confidential information, ARA may alternatively apply to the court of competent jurisdiction for a temporary restraining order adjunctively, and/or such other legal and equitable remedies as may be appropriate, because ARA would have no adequate remedy at law for such violation or non-compliance.

12.

REMEDIES FOR BREACH OF CONTRACT.

A.

In the event of the breach or threatened breach of any provision of the contract by Mr. Livingston, ARA shall be entitled to injunctions, both preliminary and final, enjoining and restraining such breach or threatened breach. Such remedies shall be in addition to all other remedies available at law or in equity including ARA’s right to recover from Mr. Livingston any and all damages that may be sustained as a result of Mr. Livingston’s breach of contract.

B.

In addition to any other remedies ARA may have available to it under the terms of this contract, ARA shall be entitled to stop Mr. Livingston, by means of injunction, from violating any part of this contract, and to recover, by means of an accounting, any profits Mr. Livingston may have obtained in violation of this contract. ARA shall be entitled to recover its attorney’s fees and expenses in any successful action by ARA to enforce this contract.

13.

DEPENDENT COVENANTS. The duties of ARA pursuant to this contract are contingent upon Mr. Livingston’s performance of his duties pursuant to the Joint Venture Agreement regarding the demolition of Winter Park 9th Grade Center, Project Number 238203.

14.

COMPLETE AGREEMENT.

This contract supersedes all prior contracts and understandings between Mr. Livingston and ARA and may not be modified, changed or altered by any promise or statement by whosoever made; nor shall any modification of it be binding upon ARA until such written modification shall have been approved in writing by an officer of ARA.

15.

SIGNATURES.

Both Mr. Livingston and ARA agree to the above.

_________________________________

__________________________________

Witness

   Jason Livingston                                Date

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Witness

__________________________________    ___________________________________

Witness

    Dana Pekas, as President of

      Date

    Resource Exchange of America Corp.

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Witness

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